UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 22, 2023, Intercept Pharmaceuticals, Inc. (the “Company”) adopted a workforce reduction and expense reduction plan (the “Restructuring Plan”).

The Restructuring Plan was adopted on account of the Company’s previously announced receipt of a Complete Response Letter (“CRL”) from the U.S. Food and Drug Administration (“FDA”) in regard to its New Drug Application (“NDA”) for obeticholic acid (“OCA”) for the treatment of pre-cirrhotic liver fibrosis due to nonalcoholic steatohepatitis (“NASH”), and the Company’s intention to strengthen its focus on the treatment of rare and serious liver diseases, discontinue NASH-related investment, and achieve profitability. The Restructuring Plan seeks to significantly reduce operating expenses, while maintaining the ability to drive growth in the Company’s primary biliary cholangitis (“PBC”) business and continue to develop innovative new medicines.

The Restructuring Plan will result in a workforce reduction of approximately one third. The Company expects to incur approximately $16 million in restructuring costs, including approximately $15 million in cash severance pay and related personnel termination costs and less than $1 million in non-cash stock-based compensation. The Company expects the Restructuring Plan to be implemented during the second half of 2023, with workforce reductions initiated in the third quarter of 2023, and for the majority of the restructuring, including the workforce reduction, to be completed by the end of 2023. The Company expects the majority of restructuring costs to be incurred during the third quarter of 2023.

This Current Report on Form 8-K contains forward-looking statements (“FLS”), including regarding a planned corporate restructuring, restructuring timing and implementation, corporate strategy and priorities, expense reductions, restructuring costs, workforce size, growth in product sales, profitability, and investments in new drug development. Important factors could cause actual results to differ materially from the FLS. For example, we may be less effective than expected in implementing strategic changes, restructuring and clinical trial wind-down may be slower and have greater costs than expected, Ocaliva sales may be lower than expected, and we may fail to achieve profitability.

Item 7.01	Regulation FD Disclosure.

On June 23, 2023, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the Restructuring Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

The information in Item 7.01 and Exhibit 99.1 is being furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Jerome Durso
Name:	Jerome Durso
Title:	President and CEO

Date: June 23, 2023